EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Sanmina-SCI Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-131360,
333-61042, 333-50282, 333-39316, 333-95467, 333-84221, 333-84039, 333-76279, and 333-71313) and Form S-8 (Nos. 333-172128, 333-165435, 333-157099, 333-84704, 333-112605, 333-108942, 333-104692, 333-100236, 333-87946, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259, and 333-23565) of Sanmina-SCI Corporation of our report dated November 21, 2011, with respect to the consolidated balance sheets of Sanmina-SCI Corporation as of October 1, 2011 and October 2, 2010, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended October 1, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of October 1, 2011, which report appears in the October 1, 2011 annual report on Form 10-K of Sanmina-SCI Corporation.

Our report dated November 21, 2011 refers to accounting changes in the company's method of accounting for business combinations at the beginning of fiscal 2010 due to the adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations.
/s/ KPMG LLP

Mountain View, California
November 21, 2011